UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016

PAYLOCITY HOLDING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-36348	46-4066644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3850 N. Wilke Road

Arlington Heights, Illinois 60004

(Address of principal executive offices, including zip code)

(847) 463-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws

On February 2, 2016, the Board of Directors of Paylocity Holding Corporation (the “Company”) approved an amendment to the Amended and Restated Bylaws of the Company (the “Bylaws Amendment”), which became effective immediately. The Bylaws Amendment added a new Article VIII that (i) designates the state and federal courts located within the state of Delaware as the sole and exclusive forum for certain legal action, unless the Company consents in writing to the selection of an alternative forum, and (ii) unless waived by the Company, shifts legal fees incurred by the Company and its directors, among others, to stockholder plaintiffs, in certain situations, if plaintiffs choose to file actions in a forum other than the state and federal courts located within the state of Delaware. The foregoing description of the Bylaws Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Bylaws Amendment, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLOCITY HOLDING CORPORATION

Date: February 5, 2016	By:	/s/ Peter J. McGrail
Peter J. McGrail
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws of the Company.